UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 14, 2025
 ____________________
Robert Half Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Suite 200,	Menlo Park,	CA	94025
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	RHI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2025, the Company held its annual meeting of stockholders. The three matters voted on by stockholders at the annual meeting were (1) the election of the nine directors named below, (2) to approve, on an advisory basis, executive compensation, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2025.

The vote for directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Jana L. Barsten	89,793,729	949,926	67,809	4,604,281
Julia L. Coronado	89,946,060	798,799	66,605	4,604,281
Dirk A. Kempthorne	89,899,021	863,302	49,141	4,604,281
Harold M. Messmer, Jr.	89,249,452	1,517,268	44,744	4,604,281
Marc H. Morial	89,591,616	1,151,187	68,661	4,604,281
Robert J. Pace	87,340,210	3,426,166	45,088	4,604,281
Frederick A. Richman	82,106,444	8,653,579	51,441	4,604,281
M. Keith Waddell	89,571,553	1,202,612	37,299	4,604,281
Marnie H. Wilking	89,940,830	801,218	69,416	4,604,281

The proposal to approve, on an advisory basis, executive compensation was approved by the following vote:

For	88,809,259
Against	1,937,140
Abstain	65,065
Broker Non-Votes	4,604,281

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2025 was approved by the following vote:

For	93,223,856
Against	2,150,108
Abstain	41,781
Broker Non-Votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half Inc.

Date: May 15, 2025	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel